Exhibit 10.3

AMENDMENT TO THE

PREMCOR INC. SENIOR EXECUTIVE RETIREMENT PLAN

This Amendment to the Premcor Inc. Senior Executive Retirement Plan is made and is effective as of May 18, 2004.

WHEREAS, Premcor Inc. (“Company”) previously established the Premcor Inc. Senior Executive Retirement Plan (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan in Section 8.1 thereof; and

WHEREAS, effective May 18, 2004, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is amended as follows;

1. Section 1.2 is amended by adding the following sentence to the end thereof:

“The year that a Participant’s employment terminates and the subsequent periods that the severance payment described in Section 1.7(d) is considered to be paid ratably may be included as periods of employment for the determination of Average Earnings.”

2. Section 1.7 is amended by adding the following to subpart (b) after the word “Company”:

“or under an Employment Agreement”.

Nothing herein contained in any way impairs the Plan, or alters, waives, annuls, varies or affects any provision, condition or covenant therein, except as specifically set forth in this amendment. All other provisions of the Plan remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 18th day of May, 2004.

PREMCOR INC.

By:	/s/ James Voss
James Voss
Senior Vice President and
Chief Administrative Officer